UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 6, 2026

MicroVision, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34170	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2603 Discovery Drive, Suite 100

Orlando, Florida 32826

(Address of principal executive offices) (Zip code)

(425) 936-6847

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MVIS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On November 6, 2026, MicroVision, Inc. (the “Company”) entered into a Termination Agreement (the “Lease Termination Agreement”) with Redmond East Office Park LLC (“Landlord”) pursuant to which the Company and Landlord agreed to terminate, effective November 30, 2026, two lease agreements for properties located in Redmond, Washington. One of the leases was used for product testing and offices, covered approximately 17,000 square feet of space, and had an initial term of 128 months commencing November 1, 2021. The second of the leases was used for offices and engineering labs, covered approximately 36,000 square feet of space, and had an initial term of 120 months commencing December 1, 2022. (Together, the two leases are referred to as the “Redmond Leases.”)

Prior to the Lease Termination Agreement, the Redmond Leases were set to expire on November 30, 2032 and June 30, 2032, respectively. Termination of the Redmond Leases is expected to reduce Company obligations by approximately $12.8 million, comprised of a reduction of balance sheet liability of approximately $10.6 million and a reduction of future cash consideration for the Lease Termination Agreement, (i) the Company agreed to pay Landlord a cash payment of $561,973 and (ii) Landlord drew down and retained the full amount of the Company’s security deposit in the approximate amount of $915,775.

The foregoing summary of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lease Termination Agreement, a copy of which the Company intends to file with its Annual Report on Form 10-K for the year ending December 31, 2026.

Item 8.01. Other Events.

As of November 12, 2026, the aggregate principal balance outstanding on the Company’s senior secured convertible notes due March 2028 was approximately $7.8 million, which is a reduction of nearly 80% from the original principal on such notes of $43.0 million at issuance in February 2026.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Pursuant to the rules and regulations of the SEC, the attached exhibit is deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By:	/s/ Drew G. Markham
Drew G. Markham
Senior Vice President, General Counsel and Secretary

Dated: November 12, 2026